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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tyco International Ltd. of our report dated January 31, 1997 on our audit of the consolidated statements of income, changes in shareholders' investment and cash flows of Keystone International, Inc. and subsidiaries for the year ended December 31, 1996, included in the Tyco International Ltd. Current Reports on Form 8-K filed June 3, 1999.

                                          /s/ Arthur Andersen LLP

Houston, Texas
November 3, 1999